Exhibit 8.2

UBS AG Bahnhofstrasse 45 8001 Zurich Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH–8005 Zurich homburger.ch T +41 43 222 10 00

Zurich, December 6, 2024

UBS AG

Registration Statement on Form F-3

We, Homburger AG, have acted as special Swiss tax counsel to UBS AG in connection with the registration statement on Form F-3 to be filed by UBS AG under the United States Securities Act of 1933, as amended (the Securities Act), with the U.S. Securities and Exchange Commission (the SEC) on or around December 6, 2024 (excluding the documents incorporated by reference therein and as amended through such date, the Registration Statement), for purposes, among other things, of registering on or after the Registration Statement Effective Date (as defined below) offerings by UBS AG, acting through its Jersey branch, its London branch or one of its other non-Swiss branches (any such branch, an Issuing Branch), of the debt securities and warrants described therein to be issued by it on or after the Registration Statement Effective Date (any such debt securities and warrants, the Securities).

As such counsel, we have been requested to render a tax opinion in relation to the Registration Statement as to the correctness of certain statements set forth in each prospectus included in the Registration Statement under the caption “Tax Considerations under the Laws of Switzerland”.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the taxation laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only examined the following documents (collectively the Documents):

(i)	an electronic copy of the Registration Statement (as amended through the date hereof); and

(ii)	the original of our tax ruling request dated March 23, 2006 and approved by the Swiss federal tax administration in writing on March 24, 2006.

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)

all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signature of UBS AG (whether acting through its head offices or through one of its branches) on any such document has been affixed thereto by the individual to whom such electronic signature belongs and such signature has not been removed or otherwise altered in any way;

(c)	all factual information contained in is, and all material statements made to us in connection with, the Documents are, true and accurate;

(d)

the Registration Statement will be executed and filed with the SEC in the form reviewed by us, and will become effective under the Securities Act (the date of such effectiveness, the Registration Statement Effective Date);

(e)

as far as any obligation under or in connection with the Registration Statement is required to be performed in any jurisdiction outside of Switzerland, its performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction;

(f)	all parties entered and will enter into the transactions contemplated under the Registration Statement for bona fide commercial reasons and at arm’s length terms;

(g)

with respect to individual Securities to be issued, (i) such Securities will be issued by UBS AG, acting through an Issuing Branch, and (ii) such Issuing Branch is and will be duly organized and validly existing and has and will have the status of a bank under the laws of the jurisdiction in which it is established (the Relevant Jurisdiction) and effectively conducts banking activities in the Relevant Jurisdiction with its own infrastructure and staff as its principal business purpose and constitutes a permanent establishment situated and effectively managed in the Relevant Jurisdiction (inclusive of the execution and performance of the transactions contemplated under the Registration Statement); and

(h)

with respect to individual Securities to be issued, the proceeds from the issuance of such Securities (i) will be booked through an Issuing Branch and (ii) will be used outside Switzerland at all times while such Securities are outstanding.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof the statements set forth in each prospectus included in the Registration Statement under the caption “Tax Considerations under the Laws of Switzerland”, insofar as such statements purport to summarize certain tax laws, regulations and regulatory practices of Switzerland, are a correct summary of such laws, regulations and regulatory practices and do not omit to state any tax laws, regulations and regulatory practices of Switzerland necessary in order to make such summary not misleading in any material respect.

IV.	Qualifications

The above opinion is subject to the following qualifications:

(a)

The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)

Certain of the agreements exhibited to the Registration Statement provide for, and the terms of the Securities may provide for, the obligation of UBS AG to pay additional amounts to the extent withholding tax is imposed on any payments under the relevant agreement and/or Securities. Such obligations may - if the payments relate to interest and were classified by the Swiss federal tax administration as made by an entity resident or situated in Switzerland for Swiss taxation purposes - violate paragraph 1 of Article 14 of the Swiss Federal Withholding Tax Act of October 13, 1965, which stipulates that (i) Swiss withholding tax (Verrechnungssteuer) to be withheld from any payment must be charged to the recipient of the payment, and (ii) contradictory agreements are null and void as to this issue.

(c)	We express no opinion as to the accuracy or completeness of the information set out in the Registration Statement or of the representations and warranties set out in the Registration Statement.

* * *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of our name in each prospectus included in the Registration Statement under the heading “Validity of the Securities”. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as special Swiss tax counsel to UBS AG, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the City of Zurich.

Sincerely yours,

/s/ HOMBURGER AG